Investor Relations
Heather Hille
Director, Investor Relations
(952) 887-8923, heather.hille@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record First Quarter Results

•	First quarter sales increase 10 percent to a record $603.0 million

•	Reported quarterly EPS of $0.55; adjusted quarterly EPS of $0.51, up 6.3 percent over comparable 2018 period adjusted EPS of $0.48, includes $0.03 acquisition related expenses

•	Strength of new products across the portfolio drove positive performance for the quarter

BLOOMINGTON, Minn. (February 21, 2019) - The Toro Company (NYSE: TTC) today reported net earnings of $59.5 million, or $0.55 per share, on a net sales increase of 10 percent to $603 million for its first quarter ended February 1, 2019. In the comparable fiscal 2018 period, the company delivered net earnings of $22.6 million, or $0.21 per share, on net sales of $548.2 million. Adjusted 2019 first quarter net earnings were $55.2 million, or $0.51 per share, compared to adjusted net earnings of $52.1 million, or $0.48 per share in the comparable 2018 period, an increase of 6.3 percent, including $0.03 of acquisition related expenses in the quarter.

“Our professional businesses delivered another good quarter, led by strength in landscape contractor sales, increased golf and grounds channel demand, and positive momentum in our BOSS® business,” said Richard M. Olson, Toro’s chairman and chief executive officer. “New products were again the key to success, as customers responded favorably to the latest lineup of our Exmark® Lazer®, and Radius® zero-turn riding mowers, and the BOSS® Stainless Steel XT V-Plow, which offers enhanced productivity and maneuverability for operators. Recent snow events in key regions also helped bolster sales of both professional and residential snow and ice management products in the quarter.”

“At recent industry trade shows, our team showcased several new products with the latest technology, designed to help our customers do their jobs more effectively. Key product lines like the Greensmaster® eTriFlex™ fully electric riding greensmower that effectively eliminates the potential for hydraulic leaks, while offering superior cutting performance, generated excitement among customers. The Outcross® 9060 continues to be a crowd favorite as customers learn more about the various attachments and versatility this machine offers to help address some of their biggest challenges. Our new Dingo® TXL 2000 also continues to impress with its vertical lifting capacity and telescoping arms for increased productivity and ease of use.”

“We are very excited about the recent announcement regarding the acquisition of Charles Machine Works, known as "The Underground Authority," with a portfolio of businesses including Ditch Witch®, and other leading brands in the underground construction market. As mentioned during our conference call last week, this acquisition will align very well with our strategic priorities and will naturally complement our existing business. Similarly, the cultural alignment, commitment to innovation and the importance of community shared by the two companies, should position us well for a successful integration."

2 - The Toro Company Reports Record First Quarter Results

“Looking ahead, we remain committed to effectively balancing tariffs and related commodity pressures, with productivity gains and pricing strategies. While we maintain our prudent approach to expense management, we will not sacrifice important investments in new product development, technologies or operating efficiencies. These factors, paired with the good work and dedication of our team, positions us well to execute in the future.”

Assuming the acquisition of Charles Machine Works closes in the third quarter, we expect adjusted earnings per share of $1.15 to $1.20 for the second quarter. This includes an estimated $0.07 for the impact of acquisition-related expenses and share repurchase curtailment. These items are in addition to the $0.03 of acquisition expense incurred in the first quarter. This results in an adjusted earnings per share estimate of $1.66 to $1.71 for the first six months, which equates to operational performance of $1.76 to $1.81, excluding acquisition-related impacts. We expect to update our guidance at, or after, the closing of the acquisition.

SEGMENT RESULTS

Professional

•
Professional segment net sales for the first quarter were $455.0 million, up 12.7 percent from $403.7 million last year. Strong performance across our professional businesses drove positive results for the quarter. Our Exmark® businesses benefitted from strong sales of zero-turn mowers across the portfolio. In our golf and grounds business, increased shipments of our Groundsmaster® mowers and Workman utility vehicles generated momentum. Similarly, our BOSS® snow and ice management business also saw the benefits of favorable snowfall in key regions, as well as momentum generated by new products like the Exact Path™ drop spreader and the Drag Pro™.

•	Professional segment earnings for the first quarter were $88.0 million, up 15.9 percent from $75.9 million in the same period last year.

Residential

•
Residential segment net sales for the first quarter were $145.2 million, up 1.9 percent from 142.5 million last year. Increased demand for snow throwers driven by higher snowfall totals across the Midwest and solid sales of walk power mowers led to the positive results for the quarter.

•	Residential segment earnings for the first quarter were $13.1 million, down 16.8 percent from $15.7 million in the comparable period last year.

OPERATING RESULTS

Gross margin as a percent of sales for the first quarter was 35.8 percent, a decrease of 150 basis points compared to the prior year. Increased commodity and tariff-related costs, as well as the unfavorable accounting impact related to the acquisition of a distributor partner within the first quarter contributed to the decline, partially offset by pricing and productivity improvements.

Selling, general and administrative (SG&A) expense as a percent of sales for the first quarter was 24.2 percent, a decrease of 90 basis points from the same period last year. The decrease was primarily due to the prudent leveraging of expenses over higher sales volume. SG&A improvement was offset by continued investment in our key strategic initiatives, including new product development and acquisition related growth opportunities.

First quarter operating earnings as a percent of sales were 11.6 percent, a decrease of 60 basis points compared to 12.2 percent in the same period last year.

3 - The Toro Company Reports Record First Quarter Results

The effective tax rate for the first quarter was 15.0 percent, compared to 66.0 percent for the first quarter of last year. The fiscal 2018 first quarter reported tax rate was significantly impacted by one-time items associated with the enactment of U.S. tax reform. The fiscal 2019 first quarter adjusted tax rate was 21.2 percent. The company continues to expect its full year effective tax rate to be about 21.5 percent.

Accounts receivable at the end of the first quarter were $225.5 million, up 13.5 percent from last year. Net inventories were $416.7 million, down 5.2 percent from last year. Trade payables were $281.5 million, up 5.6 percent from the comparable period last year.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf maintenance, snow and ice management, landscape, rental and specialty construction equipment, and irrigation and outdoor lighting solutions. With sales of $2.6 billion in fiscal 2018, Toro’s global presence extends to more than 125 countries. Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, sports fields, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL
February 21, 2019 at 10:00 a.m. CST
www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on February 21, 2019. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Use of Non-GAAP Financial Information
This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" effective tax rate, net earnings and net earnings per diluted share as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of adjusted non-GAAP measures to reported GAAP measures are included in the financial tables contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The Toro Company does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause

4 - The Toro Company Reports Record First Quarter Results

actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which we manufacture or sell our products, and implications of the United Kingdom’s process for exiting the European Union; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions, including those related to our pending acquisition of The Charles Machine Works, Inc., such as delays in completing the acquisition or not completing it at all, delays or failure by us in achieving the net sales, earnings and any cost or revenue synergies expected from the acquisition, delays and challenges in integrating the businesses after the acquisition is completed, business disruptions due to the acquisition, and unanticipated liabilities or exposures for which we have not been indemnified or may not recover; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

5 - The Toro Company Reports Record First Quarter Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended
	February 1, 2019	February 2, 2018
Net sales	$602,956	$548,246
Gross profit	215,617	204,239
Gross profit percentage	35.8%	37.3%
Selling, general and administrative expense	145,563	137,317
Operating earnings	70,054	66,922
Interest expense	(4,742)	(4,818)
Other income, net	4,708	4,281
Earnings before income taxes	70,020	66,385
Provision for income taxes	10,480	43,781
Net earnings	$59,540	$22,604

Basic net earnings per share of common stock	$0.56	$0.21

Diluted net earnings per share of common stock	$0.55	$0.21

Weighted-average number of shares of common stock outstanding — Basic	106,258	107,225

Weighted-average number of shares of common stock outstanding — Diluted	107,781	109,855

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended
Segment Net Sales	February 1, 2019	February 2, 2018
Professional	$455,006	$403,669
Residential	145,158	142,507
Other	2,792	2,070
Total net sales*	$602,956	$548,246

*Includes international net sales of:	$141,545	$146,790

	Three Months Ended
Segment Earnings (Loss)	February 1, 2019	February 2, 2018
Professional	$87,978	$75,912
Residential	13,072	15,713
Other	(31,030)	(25,240)
Total segment earnings	$70,020	$66,385

6 - The Toro Company Reports Record First Quarter Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	February 1, 2019	February 2, 2018
ASSETS
Cash and cash equivalents	$249,965	$219,730
Receivables, net	225,528	198,736
Inventories, net	416,650	439,343
Prepaid expenses and other current assets	41,789	43,039
Total current assets	933,932	900,848

Property, plant and equipment, net	279,270	234,448
Deferred income taxes	39,589	44,752
Goodwill and other assets, net	370,023	336,758
Total assets	$1,622,814	$1,516,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$—	$13,000
Accounts payable	281,526	266,586
Accrued liabilities	283,452	292,903
Total current liabilities	564,978	572,489

Long-term debt, less current portion	312,551	302,465
Deferred income taxes	1,410	1,839
Other long-term liabilities	49,478	59,232
Total stockholders’ equity	694,397	580,781
Total liabilities and stockholders’ equity	$1,622,814	$1,516,806

7 - The Toro Company Reports Record First Quarter Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended
	February 1, 2019	February 2, 2018
Cash flows from operating activities:
Net earnings	$59,540	$22,604
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(2,429)	(2,192)
Contributions to finance affiliate, net	(459)	(252)
Provision for depreciation and amortization	15,583	15,226
Stock-based compensation expense	3,924	3,124
Deferred income taxes	(1,225)	19,682
Other	—	(26)
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(31,331)	(12,989)
Inventories, net	(52,380)	(107,017)
Prepaid expenses and other assets	8,119	(2,588)
Accounts payable, accrued liabilities, deferred revenue and other long-term liabilities	26,643	72,523
Net cash provided by operating activities	25,985	8,095

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,180)	(10,784)
Proceeds from asset disposals	3	—
Investment in unconsolidated entities	(150)	—
Acquisitions, net of cash acquired	(12,498)	—
Net cash used in investing activities	(26,825)	(10,784)

Cash flows from financing activities:
Payments on long-term debt	—	(18,017)
Proceeds from exercise of stock options	7,569	4,436
Payments of withholding taxes for stock awards	(1,872)	(3,077)
Purchases of Toro common stock	(20,043)	(50,066)
Dividends paid on Toro common stock	(23,923)	(21,425)
Net cash used in financing activities	(38,269)	(88,149)

Effect of exchange rates on cash and cash equivalents	(50)	312

Net decrease in cash and cash equivalents	(39,159)	(90,526)
Cash and cash equivalents as of the beginning of the fiscal period	289,124	310,256
Cash and cash equivalents as of the end of the fiscal period	$249,965	$219,730

8 - The Toro Company Reports Record First Quarter Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)

The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States ("GAAP"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures in the accompanying press release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying press release for the three month periods ended February 1, 2019 and February 2, 2018. The company believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations, and how management views the business.

The following is a reconciliation of our net earnings, diluted earnings per share ("EPS"), and effective tax rate to our adjusted net earnings, adjusted diluted EPS, and adjusted effective tax rate:

	Net Earnings		Diluted EPS		Effective Tax Rate
Three Months Ended	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018	February 1, 2019	February 2, 2018
As Reported - GAAP	$59,540	$22,604	$0.55	$0.21	15.0%	66.0%
Impacts of tax reform:
Net deferred tax asset revaluation[1]	—	20,513	—	0.19	—%	(30.9)%
Deemed repatriation tax[2]	—	12,600	—	0.11	—%	(19.0)%
Benefit of the excess tax deduction for share-based compensation[3]	(4,361)	(3,576)	(0.04)	(0.03)	6.2%	5.4%
As Adjusted - Non-GAAP	$55,179	$52,141	$0.51	$0.48	21.2%	21.5%

[1]
Signed into law on December 22, 2017, the Tax Cuts and Jobs Act ("Tax Act"), reduced the U.S. federal corporate tax rate from 35.0 percent to 21.0 percent, effective January 1, 2018, which resulted in a blended U.S. federal statutory tax rate for the company of 23.3 percent for the fiscal year ended October 31, 2018. This reduction in rate required the re-measurement of the company's net deferred taxes as of the date of enactment, which resulted in a non-cash charge of $20.5 million during the three month period ended February 2, 2018.

[2]
The Tax Act imposed a one-time deemed repatriation tax on the company's historical undistributed earnings and profits of foreign affiliates, which resulted in a charge of $12.6 million during the three month period ended February 2, 2018, payable over eight years.

[3]
In the first quarter of fiscal 2017, the company adopted Accounting Standards Update No. 2016-09, Stock-based Compensation: Improvements to Employee Share-based Payment Accounting, which requires that any excess tax deduction for share-based compensation be immediately recorded within income tax expense. The company recorded discrete tax benefits of $4.4 million and $3.6 million as excess tax deductions for share-based compensation during the three month periods ended February 1, 2019 and February 2, 2018, respectively.

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